UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 9, 2023

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2023, we announced that Robert Douglas, our chief operating officer and president, will transition to a role as special advisor to the CEO effective immediately and will retire, effective January 1, 2024. Mr. Douglas has served as an executive officer of ResMed for over twelve years.

Until his retirement, Mr. Douglas will continue to receive his current salary, benefits, and vesting of long-term equity incentives. In connection with his retirement, we have agreed that Mr. Douglas will remain eligible for a pro-rata portion of his short-term incentive cash payment for fiscal year 2024, on the same basis as similarly situated executives, based on his continued employment through December 31, 2023, even though he will not be employed on the date of the payment.

From January 2, 2024, through December 31, 2024, Mr. Douglas will serve as a consultant to us, to assist with the transition of his former duties. We have agreed to compensate him for these consulting services at a rate of $10,000 per month. In addition, he will remain eligible for continued vesting of outstanding equity awards, during the consulting period, in accordance with the terms of our equity incentive plans, and the specific equity grants previously made to him.

As a result of the organizational changes, Lucile Blaise, our former president, sleep & respiratory care, will transition to a role as senior vice president, strategy & business development, reporting to our Chief Strategy Officer.

On November 9, 2023, we issued a press release announcing our new operating model and these organizational changes, amongst other leadership changes. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits:	Description of Document

99.1	Press Release dated November 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL, document)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: November 9, 2023,	RESMED INC.
(registrant)

	By:	/s/ Michael Rider
	Name:	Michael Rider
	Its:	Chief Legal Officer Global General Counsel & Secretary